Exhibit 10.8

PROMISSORY NOTE

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Lender: TBeck Capital, Inc.

Borrower: Advanced Growing Systems, Inc.

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$750,000	December 20, 2006

FOR VALUE RECEIVED, Advanced Growing Systems, Inc., a Nevada corporation, (“Borrower”) promises to pay to the order of TBeck Capital, Inc. (“Lender”), the principal sum of $750,000, or so much as may be disbursed to, or for the benefit of the Borrower by Lender. The principal balance of this note includes all amounts advanced from Lender since December 15, 2006, as well as amounts advanced after the date of this Note.

I.	Future Advances. Future advances shall be made upon application by Borrower.

II.	Interest & Principal. The unpaid principal of this note shall bear simple interest at the rate ten percent (10.0%) per annum. Interest shall be calculated based on the principal balance as may be adjusted from time to time to reflect additional advances made hereunder. Interest on the unpaid balance of this Note shall accrue and be paid quarterly or upon payment of the note, whichever is earlier. This note becomes due and payable on the earlier of.

i.	December 31, 2010.

ii.	A change of control of Borrower, i.e., change in ownership in over 50% of Borrower’s common stock.

iii.	The sale of substantially all Borrower’s assets.

III.	Prepayment. This note is closed to prepayment.

IV.	Conversion Feature. The Lender shall have the right to convert all or a portion of this note to common shares of the Borrower at $.50 per share, and at any time from the date of this note for 5 years by giving written notice to the Borrower.

V.	Earned Warrant. For each dollar advanced under this note, Lender shall receive a warrant to purchase one share of Borrowers’ common stock for $1.00 at any time from the date of this note for 5 years by giving written notice to the Borrower. Such warrants shall be issued every two weeks from the date of the first advance for each advance or cumulative advances.

VI.	Affirmative Loan Covenants. The Borrower agrees to the following affirmative covenants:

i.	It shall be obligated to register in its first registration statement of any kind, the common stock underlying the conversion rights of the shares and the warrants.

Promissory Note between Advance Growing System, Inc. and TBeck Capital, Inc.	Chris Nichols Initials

ii.	It agrees to immediately have its board of directors authorize the underlying shares and warrants, and to enter into an affirmative consent to the loan covenants contained herein.

iii.	The Borrower may not issue additional common shares, preferred shares, options or warrants so long as this note remains outstanding without the written consent of the Lender, which shall not be unreasonably withheld. However, if the Borrower issues an equity, debt with conversion rights or any other form of security with a price or conversion right or exercise right at a price of less than $.50 per share, the price of the conversion rights of this note and the associated warrants shall immediately be adjusted to the lowest price agreed to by the Borrower with any third party financing source.

iv.	The Borrower agrees to reserve at all times from its authorized shares a sufficient amount of shares in order to honor the conversion provisions of this Note and the exercise rights of the Lender under the warrants to be issued pursuant to the terms of this Note.

VII.	Conversion by Borrower. Upon the authorization by the Borrower’s shareholders and board of directors of a class of preferred stock with rights and features substantially equivalent to this note, this note shall be automatically converted to the new class of preferred upon authorization by the Borrower’s board of directors of the conversion and the issue of the preferred stock.

VIII.	Default. The Borrower shall be in default of this Note on the occurrence of any of the following events:

i.	the Borrower shall be dissolved or liquidated.

ii.	the Borrower shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of Borrowers, or any such action shall be commenced against the undersigned;

iii.	the institution by or against the Borrower of any formal or informal proceeding for the dissolution or liquidation or settlement or claim against or winding up affairs of the Borrower;

iv.	the Borrower ceases or threatens to cease to carry on business or makes or agrees to make a bulk sale of assets or commits or threatens to commit an act of bankruptcy;

v.	any execution or other process of any court is asserted against the Borrower or if a distress or any other process is levied against the assets of the Borrower or any part thereof; or

vi.	the Borrower breaches any of the affirmative covenants described above.

IX.

Remedies. Upon default of this Note, Lender may declare the entire amount due and owing hereunder to be immediately due and payable. Lender may also use all remedies in law and in equity to enforce and collect the amount owed under this Note. The

Promissory Note between Advance Growing System, Inc. and TBeck Capital, Inc.	Chris Nichols Initials

remedies of the Lender, as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall raise.

X.	No Waiver. No act of omission or commission of the Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by the Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event.

XI.	Subsequent Holders. Subsequent holders of this Note shall have all the rights and remedies in enforcing this Note to which Lender is entitled.

XII.	Construction of Note. If any part of this Note shall be declared void or unenforceable, the validity of the rest of this Note shall not be affected thereby. Instead the void or unenforceable provision shall be stricken or the Note otherwise reformed to preserve enforceability.

XIII.	Usury Savings Clause. If this Note shall be found to violate applicable usury laws, the Note shall be reformed to be in compliance with such laws and any usurious interest returned to Borrower. The parties agree that the extent and nature of the reform and any remedial action shall be in the sole discretion of the court having jurisdiction therefore.

XIV.	Entire Agreement. This Promissory Note constitutes the entire agreement of the parties regarding this loan between Borrower and Lender. Any modification to this Note must be made in writing and signed by both parties.

XV.	Notice. Any notice to be given or to be served upon any party hereto, in connection with this Note, must be in writing, and may be given by certified or registered mail and shall be deemed to have been given and received on the third (3rd) business day after a certified or registered letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States Mail; and if given otherwise than by certified or registered mail, it shall be deemed to have been given when delivered to and received by the party to whom it is addressed. Any notice may be served on an officer of the party or to its registered agent at its registered office.

XVI.	Law and Venue. This Note and the instruments securing it are to be governed, interpreted and construed by, through and under the laws of the State of Georgia.

XVII.	Time. Time is of the essence hereunder, except as otherwise noted.

Promissory Note between Advance Growing System, Inc. and TBeck Capital, Inc.	Chris Nichols Initials

XVIII.	Waivers. Borrower hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.

BORROWER
Advanced Growing Systems, Inc.

by Chris Nichols, its President

Promissory Note between Advance Growing System, Inc. and TBeck Capital, Inc.	Chris Nichols Initials

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